UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 1, 2012

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)     On  August 1, 2012, George W. Fairchild, Jr., age 45, joined Newfield Exploration Company ("Newfield") as Controller and Assistant Corporate Secretary, serving as the Company's principal accounting officer. Mr. Fairchild succeeds Brian L. Rickmers, who assumed a new role as Chief Commercial Officer in January 2012. Prior to joining Newfield, Mr. Fairchild served as Controller for Sheridan Production Company LLC, a privately-held oil and gas company, beginning in 2009 and was Vice President and Controller of Davis Petroleum Corporation, also a privately-held oil and gas company, from 2006 to 2009.  Prior thereto, Mr. Fairchild was with Burlington Resources Inc., a publicly-held oil and gas company, serving as Senior Manager – Accounting Policy & Research from 2001 to 2006 and Manager - Internal Audit from 2000 to 2001.  Before joining Burlington Resources Inc., he was with PricewaterhouseCoopers Coopers LLP from1993 to 2000.  Mr. Fairchild served in the U.S. Air Force from 1986 to 1990. He holds a BBA in Accounting from the University of Texas and is a Certified Public Accountant.  In connection with his appointment, Mr. Fairchild will be granted a restricted stock unit award for 13,500 shares of Newfield's common stock, which shall vest equally in one thirds on each of September 1, 2014, 2015 and 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: August 7, 2012	By:	/s/ John D. Marziotti
John D. Marziotti
General Counsel and Corporate Secretary

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